UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No.)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, HF Foods Group Inc. (the “Company”) has been responding to a formal, non-public investigation by the staff of the Securities and Exchange Commission (the “SEC”) of allegations that the Company and/or its former executives violated the Securities Exchange Act of 1933, as amended (the “Securities Act”) and Rule 10b-5 promulgated thereunder.

On June 6, 2024 the SEC announced that it has accepted an Offer of Settlement recently submitted by the Company in order to resolve the matter in an administrative proceeding. Under the settlement, without admitting or denying the SEC’s findings in this matter, the Company has consented to the entry of an administrative civil cease-and-desist order by the SEC (the “Order”) with respect to violations of Sections 17(a) of the Securities Act, and of Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13, 13a-15(a), and 14a-9 thereunder, resulting from the materially false and misleading disclosures and other fraudulent conduct implemented by its former Chairman and CEO Zhou Min Ni and former CFO Jian Ming “Jonathan” Ni. The Company agreed to payment of a civil monetary penalty of $3.9 million.

The Order states that, in determining to accept the Company’s Offer of Settlement, the SEC considered the numerous remedial actions promptly undertaken by the Company and its cooperation during the investigation. The Company’s resolution follows charges brought by the SEC against the two former executives in a District Court action filed on June 3, 2024. As a result of the SEC’s district court complaint against them, the two former executives agreed to pay civil fines and disgorgement, and agreed to be subject to officer and director bars. Zhou Min Ni also agreed to a conduct-based injunction which enjoins him from directly or indirectly participating in the management of, or otherwise exercising any control of influence over the Company. A Special Litigation Committee of the Board of Directors previously obtained a monetary settlement from the former executives that was ratified by the Delaware Chancery Court.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Company press release dated June 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: June 10, 2024	/s/ Cindy Yao
Cindy Yao
Chief Financial Officer